UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1740 Technology Drive, Suite 450

San Jose, CA 95110

(408) 570-9700

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Separation Agreement with Stephen Bennion. On October 23, 2007, Selectica, Inc. (the “Company”) and Stephen Bennion, Vice President and General Manager of the Company’s CPQ Division, entered into a Confidential Separation and General Release Agreement (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Bennion has been placed on a paid leave of absence under the federal Family and Medical Leave Act and the California Family Rights Act effective October 5, 2007 and continuing through December 27, 2007, at which time Mr. Bennion’s employment with the Company will terminate. Under the Separation Agreement, on December 27, 2007 Mr. Bennion will receive a payment of $50,000 representing his target bonus for the current fiscal year, and Mr. Bennion will continue to receive payments equal to his base salary on each regular payroll date through August 21, 2008, and health insurance premiums for himself and his dependents for a period ending not later than August 21, 2008. In exchange for the benefits described above, Mr. Bennion has released any claims that he may have against the Company. The Separation Agreement is not effective until eight (8) days after signing. A copy of the Separation Agreement is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
Exhibit 99.1	Separation Agreement between the Company and Stephen Bennion, dated as of October 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: October 25, 2007	By:	/s/ Bill Roeschlein
Bill Roeschlein
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
Exhibit 99.1	Separation Agreement between the Company and Stephen Bennion, dated as of October 23, 2007.